UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 28, 2022
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, eHealth, Inc. (the “Company”) appointed Roman Rariy as chief operating officer and chief transformation officer of the Company, effective March 1, 2022. Mr. Rariy, 50, previously served as chief transformation officer of Lionbridge, a company that delivers translation and localization solutions, from March 2020 to February 2022. At Lionbridge, Mr. Rariy created and directed successful enterprise-wide initiatives focused on the organization and technology operations. Prior to joining Lionbridge, Mr. Rariy served as head of operations and chief operating officer at the Kraft Heinz Company for Australia and New Zealand from January 2017 to July 2019, and served in the same capacity for China from February 2015 to December 2016. Mr. Rariy holds an M.B.A in healthcare management from the Wharton School of the University of Pennsylvania and a Ph.D in chemistry from the Lomonosov Moscow State University.

In connection with the appointment of Mr. Rariy as chief operating officer and chief transformation officer, the Company entered into an offer letter (the “Offer Letter”) and a severance agreement (the “Severance Agreement”) with Mr. Rariy. Pursuant to the Offer Letter, Mr. Rariy's initial annual base salary is $400,000 and he is eligible to participate in the Company's executive bonus program at a target discretionary incentive bonus equal to 75% of his annual base salary; provided, however, that Mr. Rariy’s target bonus for 2022 shall be prorated to his start date of employment. Mr. Rariy will be eligible to receive a one-time sign-on bonus in the amount of $100,000, less applicable taxes and withholdings, on the first regularly scheduled payday after 30 days of employment. In order to earn the sign-on bonus, Mr. Rariy must be employed with the Company on the one-year anniversary after the sign-on bonus advanced payment date. In the event Mr. Rariy's employment terminates for "cause" or if he resigns his employment prior to completing one year of service, Mr. Rariy must repay the amount advanced to the Company pursuant to the terms of a Sign On and Retention Bonus Repayment Agreement.

The Offer Letter provides for the grant, subject to the approval of the compensation committee of the Board, of a time-based restricted stock unit award in the approximate value of $1,000,000, which award will be subject to vesting over four years, subject to potential acceleration upon certain terminations of employment (the “Time-Based RSU”). The Offer Letter also provides for the grant of a performance-based restricted stock unit award in the approximate value of $1,000,000 and will be eligible to be earned based on the Company’s achievement of various levels of thirty calendar-day average stock price targets (or transaction price targets, in the case of a change in control), with vesting generally occurring one year following the date the price threshold is achieved, so long as Mr. Rariy has remained in continuous service with the Company (subject to potential acceleration of vesting upon certain terminations of employment) (the “Performance-Based RSU”).

The Company also entered into a Severance Agreement with Mr. Rariy. Pursuant to the Severance Agreement, if Mr. Rariy is terminated by the Company “without cause” or if he voluntarily resigns for “good reason” (as such terms are defined in the Severance Agreement), Mr. Rariy will be entitled to receive the following severance payment and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to twelve months of his then-current annual base salary; and (ii) company-paid group health, dental and vision benefits for Mr. Rariy and his covered dependents for up to twelve months. In addition, if Mr. Rariy is terminated by the Company “without cause” or if he voluntarily resigns for “good reason” during the 12-month period following a change of control (as such term is defined in the Severance Agreement), then Mr. Rariy will also be entitled to receive the following severance payment and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to 100% of his then-current target annual cash bonus; and (ii) 100% vesting of any outstanding and unvested time-based equity awards granted to Mr. Rariy.

There are no family relationships between Mr. Rariy and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than the Offer Letter and the Severance Agreement, there are no transactions between Mr. Rariy or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Rariy and any other persons pursuant to which Mr. Rariy was selected as the chief operating officer and chief transformation officer of the Company.

The foregoing descriptions of the Offer Letter, the Sign-On and Retention Bonus Repayment Agreement and the Severance Agreement are summaries only and do not purport to be complete. A copy of the Sign-On and Retention Bonus Repayment Agreement and the Severance Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

On February 28, 2022, the Company issued a press release announcing the appointment of Mr. Rariy. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description
99.1    Press Release of eHealth, Inc. dated February 28, 2022 (eHealth Hires Roman Rariy as Chief Operating Officer and Chief Transformation Officer)
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	February 28, 2022	/s/ Christine Janofsky
Christine Janofsky SVP, Chief Financial Officer (Principal Financial Officer)